AMENDMENT NO. 2
                                     TO THE
                              DECLARATION OF TRUST
                                       OF

                        AMERICAN CENTURY MUNICIPAL TRUST

                             Effective May 23, 1997

         WHEREAS, Section 5(a) of Article III of the Declaration of Trust provides that the Trustees may establish and designate a new Series of Shares to be effective upon execution by a majority of the Trustees of an instrument setting forth the new names;

         WHEREAS, the Trustees have determined that it is appropriate and in the interests of the Trust to establish a new Series of Shares to be designated as "American Century - Benham Limited-Term Tax-Free Fund";

         RESOLVED, that Article III, Section 8 of the Declaration of Trust for the American Century Government Income Trust is hereby amended as follows:

                  Section 8. Trustees' Establishment and Designation of Series. The Board of Trustees hereby establishes and designates American Century--Benham Arizona Intermediate-Term Municipal Fund, American Century--Benham Florida Municipal Money Market Fund, American Century--Benham Florida Intermediate-Term Municipal Fund, American
         Century--Benham Tax-Free Money Market Fund, American Century--Benham Limited-Term Tax-Free Fund, American Century--Benham Intermediate-Term Tax-Free Fund and American Century--Benham Long-Term Tax-Free Fund as Series of the Trust with the relative rights and preferences as described in Section 6 of Article III.

         RESOLVED FURTHER, that the assets and liabilities of the Trust shall be allocated among the series of the Trust as set forth in Article III, Section 6 of the Declaration of Trust.

Trustees of the Benham Government Income Trust

/s/ James M. Benham                       5/23/97           /s/ Ezra Solomon                          5/23/97
----------------------------------------  -------------     ----------------------------------------  -------
James M. Benham*                          Date              Ezra Solomon*                             Date
/s/ Albert A. Eisenstat                   5/23/97           /s/ Isaac Stein                           5/23/97
----------------------------------------  -------------     ----------------------------------------  -------
Albert A. Eisenstat*                      Date              Isaac Stein*                              Date
/s/ Ronald J. Gilson                      5/23/97           /s/ James E. Stowers III                  5/23/97
----------------------------------------  -------------     ----------------------------------------  -------
Ronald J. Gilson*                         Date              James E. Stowers III*                     Date
/s/ Myron S. Scholes                      5/23/97           /s/ Jeanne D. Wohlers                     5/23/97
----------------------------------------  -------------     ----------------------------------------  -------
Myron S. Scholes*                         Date              Jeanne D. Wohlers*                        Date
/s/ Kenneth E. Scott                      5/23/97
----------------------------------------  -------------
Kenneth E. Scott*                         Date


*By:   /s/Douglas A. Paul                                                       Date:  May 23, 1997
       Douglas A. Paul, Esq.
       Pursuant to Power of Attorney dated March 4, 1996